Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181914) of Ignite Restaurant Group, Inc. of our report dated March 1, 2012, except as to Notes 3 and 16, which are dated October 30, 2012, relating to the financial statements, which appears in this Current Report on Form 8-K of Ignite Restaurant Group, Inc. dated October 30, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

October 30, 2012